                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                                 PROVANT, Inc.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                [PROVANT LOGO]

                      67 BATTERYMARCH STREET, SUITE 600
                         BOSTON, MASSACHUSETTS 02110

                                --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 3, 1998

                                --------------


     The Annual Meeting of Stockholders of PROVANT, Inc. (the "Company") will be held on Tuesday, November 3, 1998 at 3:00 p.m., Eastern Standard Time, at the BankBoston Conference and Training Center, BankBoston, 100 Federal Street, 35th Floor, Boston, Massachusetts, for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to approve the Company's 1998 Stock Option Plan for Outside Directors.

     3. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 21, 1998 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.


                                            By Order of the Board of Directors


                                            DONALD W. GLAZER
                                            Secretary

Boston, Massachusetts
September 28, 1998

-------------------------------------------------------------------------------
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.
-------------------------------------------------------------------------------

                                [PROVANT LOGO]

                               ---------------

                        ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 3, 1998

                               ---------------

                               PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of PROVANT, Inc. (the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Tuesday, November 3, 1998 at 3:00 p.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year; to consider and act upon a proposal to approve the Company's 1998 Stock Option Plan for Outside Directors; and to consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting.

     If a stockholder specifies in the Proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification. Any Proxy that is signed and returned and that does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein and "for" the proposal to approve the 1998 Stock Option Plan for Outside Directors. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a Proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Stockholders who attend the Annual Meeting in person will not be deemed thereby to have revoked their Proxies unless they affirmatively indicate at the Annual Meeting their intention to vote their shares in person.

     The Company's principal executive offices are located at 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110. The Company mailed this Proxy Statement and the Proxy on or about October 2, 1998 to its stockholders of record at the close of business on September 21, 1998.

                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998, including financial statements and the report of KPMG Peat Marwick LLP thereon, and the Annual Report on Form 10-K for the same period, are being mailed with this Proxy Statement to each of the Company's stockholders of record at the close of business on September 21, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors has appointed KPMG Peat Marwick LLP as the Company's independent certified public accountants for the ensuing year.

                               VOTING SECURITIES

     The holders of record of shares of Common Stock of the Company outstanding at the close of business on September 21, 1998 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 10,226,325 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on that date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, each of the nominees for director shall be elected by a plurality, and the 1998 Stock Option Plan for Outside Directors, as proposed in
Item II of this Proxy Statement, shall be approved by a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on that item. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Abstentions will have the effect of a vote against the approval of the 1998 Stock Option Plan for Outside Directors. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have a discretionary authority to vote to approve the 1998 Stock Option Plan for Outside Directors, those shares represented by the Proxy will not be considered present and entitled to vote with respect to that matter. Accordingly, "broker non-votes" on such matter will not be counted as votes cast in determining approval of that matter.

                                     ITEM I

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of one or more directors, the exact number to be fixed by the Board of Directors. The Board of Directors has currently fixed the number of directors at 14. The By-laws also provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board of Directors. No decrease in the number of directors, however, will affect the term of any director in office. In the event that any of the nominees for director becomes unavailable, the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

NOMINEES FOR DIRECTOR

     Each of the following directors has been nominated for reelection at the Annual Meeting.

     PAUL M. VERROCHI, age 49, has been Chairman of the Board and Chief Executive Officer of the Company since May 1998. Prior to the Company's May 1998 initial public offering (the "IPO"), Mr. Verrochi was President and a director of the Company. Mr. Verrochi also is Chairman, co-founder and a principal of American Business Partners LLC ("ABP"). In 1992, Mr. Verrochi co-founded American Medical Response, Inc. ("AMR"), which at the time of its acquisition by Laidlaw Inc. in January 1997 was the largest provider of ambulance services in the United States. From August 1992 to January 1996, Mr. Verrochi served as AMR's President and Chief Executive Officer, and until January 1997 he also served as the Chairman of the Board of Directors. Mr. Verrochi was selected as the 1995 National Entrepreneur of the Year for Emerging Growth Companies by Inc. Magazine. Mr. Verrochi serves as an advisory board member to numerous charitable organizations, including the New England Aquarium and the Boston Symphony Orchestra. Mr. Verrochi is Chairman of BridgeStreet Accommodations, Inc. and a director of Coach USA, Inc. Mr. Verrochi received his Bachelor of Science degree from the United States Merchant Marine Academy at Kings Point, New York.

     JOHN H. ZENGER, age 66, has been President and a director of the Company since May 1998. Prior to the IPO, from May 1997 until May 1998, Mr. Zenger was a consultant to the Company. From April 1992 to November 1996, Mr. Zenger was employed in various capacities, including Vice President and Chairman, by the Times Mirror Training Group, one of the nation's largest training companies, consisting of Kaset, Learning International and Zenger Miller, the company that he co-founded in 1977. Mr. Zenger has taught at the University of Southern California School of Business and the Stanford Graduate School of Business. Mr. Zenger received his Doctorate degree in Business Administration from the University of Southern California, his Masters in Business Administration from the University of California, Los Angeles and his Bachelor of Science degree from Brigham Young University.

     DOMINIC J. PUOPOLO, age 55, has been Executive Vice President, Chief Financial Officer and a director of the Company since May 1998. Prior to the IPO, Mr. Puopolo was Treasurer and a director of the Company.

Mr. Puopolo is a co-founder and principal of ABP. In 1992, Mr. Puopolo co-founded AMR. From August 1992 to January 1996, Mr. Puopolo served as Executive Vice President, Chief Financial Officer, Treasurer and a member of the Board of Directors of AMR. Mr. Puopolo serves as a member of the Board of Trustees of Emerson College of Communications and is Chairman of its Resource Development Committee. Mr. Puopolo also serves on the Executive Committee of the Boston University School of Medicine and is a member of the Board of Trustees of Northeastern University. Mr. Puopolo, a Certified Public Accountant, is a member of the Massachusetts Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the National Association of Accountants. Mr. Puopolo received his Masters in Business Administration degree from Suffolk University and his Bachelor of Science degree in Business Administration from Northeastern University.

     HERBERT A. COHEN, age 61, has been a director of the Company, and Chairman of MOHR Retail Learning Systems, Inc. ("MOHR"), a subsidiary of the Company, since May 1998. Previously, from February 1991 until May 1998, Mr. Cohen was Chief Executive Officer of MOHR. From September 1978 to January 1991, Mr. Cohen was a partner and one of the original principals of MOHR Development, Inc., a training and consulting company. Mr. Cohen has served as President and a director of the Instructional Systems Association, an association of over 150 training companies dedicated to improving performance through training. Mr. Cohen received his Bachelor of Science degree in Psychology from the University of Maine.

     MICHAEL J. DAVIES, age 54, has been a director of the Company since May 1998. Mr. Davies also has served as a consultant to the Company since February 1997. From April 1994 to June 1997, Mr. Davies was a Managing Director of Legg Mason Wood Walker, Incorporated, specializing in media and communications. From September 1990 to March 1993, Mr. Davies was publisher of The Baltimore Sun. Mr. Davies is a member of the Board of Directors of Mecklermedia Corporation, a provider of Internet news, information and analysis through its magazines, trade shows and web site. Mr. Davies received his Master of Science degree in Journalism from the Medill School of Journalism at Northwestern University and his Bachelor of Science degree from Georgia State University.

     BERT DECKER, age 58, has been a director of the Company since May 1998. Mr. Decker also serves as Chairman of Decker Communications, Inc. ("Decker"), a subsidiary of the Company, a position he has held since October 1979. From October 1979 until May 1998, Mr. Decker also was Chief Executive Officer of Decker. Mr. Decker is the author of the best-selling books You've Got to be Believed to be Heard and Creating Messages That Motivate. Mr. Decker also is the personal communications trainer for Charles Schwab and Olympic gold medalist Bonnie Blair. Mr. Decker has appeared on several national television programs, including The Today Show and 20/20. Mr. Decker received his Bachelor of Arts degree in Psychology from Yale University.

     PAUL C. GREEN, PH.D., age 56, has been a director of the Company, and Chairman of Behavioral Technology, Inc. ("BTI"), a subsidiary of the Company, since May 1998. Previously, from May 1979 until May 1998, Dr. Green was Chief Executive Officer of BTI. Dr. Green developed the Behavioral Interviewing(R) seminar, which has been attended by several hundred thousand managers worldwide. Dr. Green also has served as Assistant Professor in the Marketing Department at Memphis State University, where he taught courses in salesmanship, sales promotion, sales management and consumer behavior. Dr. Green received his Doctorate degree in Industrial-Organizational Psychology from Memphis State University, his Master of Science degree in Psychology from Memphis State University and his Bachelor of Arts degree from Lambuth College.

     DAVID B. HAMMOND, age 53, has been a director of the Company since May 1998. Mr. Hammond has been Chairman of Integrated Transport Systems Limited, a European vehicle auctioneer, since December 1995. Previously, from 1988 until April 1996, he served as Deputy Chairman of ADT Limited, an electronic security company. Mr. Hammond is a Fellow of the Institute of Chartered Accountants in England. Mr. Hammond is a director of BHI Corporation, and served as a director and Chairman of the Audit Committee of AMR from 1993 until 1997.

     JOE HANSON, age 41, has been a director of the Company since May 1998, and has served as a Managing Director of Novations Group, Inc. ("Novations"), a subsidiary of the Company, since May 1997. Previously, from May 1989 to April 1997, Mr. Hanson was employed by Novations in a variety of capacities including consultant, Director and Chief Financial Officer. From September 1983 to March 1987, Mr. Hanson was a consultant for KPMG Peat Marwick LLP. Mr. Hanson received his Masters in Business Administration degree from Brigham Young University and his Bachelor of Science degree in Accounting from Brigham Young University.

     JOHN F. KING, age 44, has been a director of the Company, and Chairman of Learning Systems Sciences, Inc. ("LSS"), since May 1998. Previously, from December 1990 until May 1998, Mr. King was Chief Executive Officer of LSS. From October 1981 to November 1988, Mr. King was employed by Wilson Learning where he served in various capacities including Regional Sales Manager, Account Executive, and Performance Consultant. Mr. King previously served as Professor of Communications Studies at McKendree College. Mr. King received his Master of Arts degree in Communication Studies, Mass Communications from Purdue University and his Bachelor of Arts degree from California State University, Long Beach.

     JOHN R. MURPHY, age 64, has been a director of the Company since May 1998. Since March 1998, Mr. Murphy has served as Vice Chairman of the National Geographic Society ("National Geographic"). Mr. Murphy has served National Geographic in several capacities, including as its President and Chief Executive Officer from May 1995 until March 1998, and as its Executive Vice President from May 1993 until May 1995. Previously, from July 1981 until January 1991, Mr. Murphy served as President and publisher of The Baltimore Sun. Mr. Murphy is a past President of the United States Golf Association, and currently serves as a director of Omnicom Group and MSD&T Mutual Funds.

     ESTHER T. SMITH, age 59, has been a director of the Company since May 1998. Since July 1998, Ms. Smith has been a principal of The Poretz Group, an investor relations firm located in McLean, Virginia. Since October 1996, she has been a management consultant in corporate positioning and internet enterprise development. From October 1996 to December 1997, she was Editor-at-Large of TechNews Inc. ("TechNews"). Previously, from September 1985 to September 1996, she was President and a director of TechNews. From January 1995 to September 1996, she also served as that company's Chief Executive Officer. Now Post-Newsweek Business Information, Inc., TechNews was acquired by The Washington Post Co. in 1996. Ms. Smith is an advisor to the Netpreneur Program of the Morino Institute located in Reston, Virginia, and is a member of the Board of Directors of WomenCONNECT.com Corp.

     A. CARL VON STERNBERG, age 69, has been a director of the Company, and Chairman of Star Mountain, Inc. ("Star Mountain"), a subsidiary of the Company, since May 1998. Mr. von Sternberg also serves as President of Star Mountain, a position he has held since September 1987. In 1975, Mr. von Sternberg founded Allen Corporation of America ("Allen"), a firm specializing in training, human factors, engineering and logistics services. From October 1975 to May 1986, Mr. von Sternberg was President and Chairman of Allen, and following Allen's acquisition by The Singer Company he continued to serve as Allen's President until September 1987. Allen was selected in 1982 by Inc. Magazine as one of America's 500 fastest growing private companies. Prior to founding Allen, Mr. von Sternberg served as Executive Vice President and Chief Operating Officer of Essex Corporation, a behavioral science research company, which he co-founded in 1969. Mr. von Sternberg received his Bachelor of Science degree in Industrial Administration from Yale University.

     MARC S. WALLACE, age 51, has been a director of the Company since May 1998, and has been President of J. Howard & Associates, Inc. ("J. Howard"), a subsidiary of the Company, since January 1991. Previously, from April 1983 until May 1998, Mr. Wallace also was Treasurer of J. Howard. Mr. Wallace serves on the Boards of Directors of Belmont Hill School and the Berklee School of Music, on the Board of Advisors of First Community Bank in Boston and as a member of the Northeastern University Corporation. Mr. Wallace also is a member of the Boston Chamber of Commerce. Mr. Wallace received his Masters in Business Administration degree with a concentration in Finance from Central Michigan University and his Bachelor of Arts degree from Adams State College.

CERTAIN INFORMATION REGARDING DIRECTORS

     The Board of Directors of the Company has formed an Audit Committee, a Compensation Committee, an Acquisition Committee, a Strategic Planning Committee and a Technology Development Committee. The Audit and Compensation Committees are described below.

     Audit Committee. The members of the Audit Committee of the Company's Board of Directors are Messrs. Hammond and Murphy and Ms. Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit, including the adequacy of internal controls and financial accounting policies, oversees or conducts special investigations or other functions on behalf of the Board of Directors, reviews reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reviews the Company's policies and procedures with regard to compliance by the Company with all material applicable governmental rules and regulations and makes recommendations with regard to strategic financial planning matters. The Audit Committee was formed after the fiscal year ended June 30, 1998.

     Compensation Committee. The members of the Compensation Committee of the Company's Board of Directors are Messrs. Hammond and Murphy and Ms. Smith. The Compensation Committee makes recommendations to the Board of Directors with regard to all material compensation arrangements between the Company and each of its officers and directors and, at the request of the Board of Directors, advises the Board with respect to matters of compensation policy of broad impact within the Company. The Compensation Committee administers the Company's employee equity incentive plans, determines, subject to the provisions of the Company's incentive plans, the directors, officers, employees and consultants of the Company eligible to participate in any of the plans, determines the extent of such participation and terms and conditions under which benefits may be vested, received or exercised, and makes recommendations to the Board of Directors with regard to the adoption of new incentive plans. The Compensation Committee was formed after the fiscal year ended June 30, 1998.

     From April 28, 1998 (the date on which the Company became subject to the periodic reporting requirements of the Exchange Act) through the end of the fiscal year ended June 30, 1998, the Board of Directors met once and each director of the Company was in attendance at that meeting. There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

     Members of the Board of Directors who also serve as officers of or full-time consultants to the Company or its subsidiaries do not receive compensation for serving on the Board. Each other member of the Board of Directors receives a fee of $3,000 for each Board of Directors meeting attended and an additional fee of $500 for each committee meeting attended. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

     Pursuant to the Company's Stock Plan for Non-Employee Directors, in connection with the IPO, Mr. Murphy and Ms. Smith each received an option to purchase 7,500 shares of Common Stock at a per share exercise price equal to the initial public offering price of $13.00. Each option becomes exercisable with respect to all of the shares of Common Stock issuable thereunder on October 28, 1998 if the director is a director of the Company at such time, expires ten years after the date of grant and is non-transferable except upon death (unless otherwise approved by the Board of Directors). If the director dies or otherwise ceases to be a director of the Company prior to the expiration of the option, the option (if exercisable) remains exercisable for a period of one year (following death) or three months (following other termination of the director's status as a director), but in no event beyond the tenth anniversary of the date of grant.

     One of the Company's directors, Michael J. Davies, also serves as a full-time consultant to the Company. The terms of his consulting arrangements are described in "Certain Transactions."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains a summary of the compensation paid or accrued during the fiscal year ended June 30, 1998 to the Chief Executive Officer of the Company and the three other most highly compensated executive officers (collectively, the "Named Executive Officers," and each, a "Named Executive Officer").

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                          ANNUAL COMPENSATION         ------------
                                                     ------------------------------    SECURITIES
                                                                       OTHER ANNUAL    UNDERLYING
            NAME AND PRINCIPAL POSITION              YEAR    SALARY    COMPENSATION     OPTIONS
            ---------------------------              ----   --------   ------------   ------------
Paul M. Verrochi...................................  1998   $  8,333      $2,400(1)      43,298(2)
  Chairman and Chief Executive Officer

John H. Zenger.....................................  1998     25,000          --        100,000
  President

Dominic J. Puopolo.................................  1998      8,333       2,400(1)      43,298(2)
  Executive Vice President and Chief Financial
  Officer

Rajiv Bhatt........................................  1998    239,947(3)       --         50,000
  Senior Vice President, Treasurer and Chief
  Accounting Officer

---------------
(1) Consists of car allowance.
(2) Excludes 389,686 shares issuable upon the exercise of warrants described in "Certain Transactions."
(3) Includes $206,614 in compensation paid prior to the IPO while Mr. Bhatt was a full-time consultant to the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended June 30, 1998 to each of the Named Executive Officers.

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                            ---------------------------------------------------       VALUE AT ASSUMED
                            NUMBER OF     PERCENT OF                                   ANNUAL RATES OF
                            SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                            UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERMS
                             OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   -------------------------
                             GRANTED      FISCAL YEAR    ($/SHARE)      DATE          5%           10%
                            ----------   -------------   ---------   ----------   ----------   ------------
Paul M. Verrochi..........    43,298          5.7%        $13.00      4/28/05      $229,146     $  534,008
John H. Zenger............   100,000         13.3          13.00      4/28/05       529,231      1,233,332
Dominic J. Puopolo........    43,298          5.7          13.00      4/28/05       229,146        534,008
Rajiv Bhatt...............    50,000          6.6          13.00      4/28/05       264,615        616,666

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 1998. The following table indicates the aggregate value of all unexercised options held by each Named Executive Officer.

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED IN-
                                             OPTIONS AT JUNE 30, 1998            THE-MONEY OPTIONS AT
                                           ----------------------------            JUNE 30, 1998(1)
                                            NUMBER OF       NUMBER OF        ----------------------------
                                           EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                             SHARES          SHARES             VALUE           VALUE
                                           -----------    -------------      -----------    -------------
Paul M. Verrochi.........................    43,298               --          $232,727        $     --
John H. Zenger...........................        --          100,000                --         537,500
Dominic J. Puopolo.......................    43,298               --           232,727              --
Rajiv Bhatt..............................        --           50,000                --         268,750

---------------
(1) Value of unexercised options based upon $18.375, the closing price of the Company's Common Stock on the Nasdaq National Market ("Nasdaq") on June 30, 1998.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers. Each such agreement has a term expiring on May 4, 2001 and provides for an initial base salary (subject to upward adjustment in the sole discretion of the Company's Board of Directors) and participation in the Company's bonus and benefit plans. The base salaries to be paid to Messrs. Verrochi, Zenger, Puopolo and Bhatt under their employment agreements for the fiscal year ended June 30, 1999 are $50,000, $150,000 $50,000 and $200,000,
respectively. The salaries to be paid to Messrs. Verrochi and Puopolo after the first year of the term of their employment agreements are not specified in their respective employment agreement, but rather will be determined by the Company's Board of Directors in its sole discretion. Each agreement may be terminated prior to the expiration of the term either in the event of disability or for cause (as defined). If any of the Named Executive Officers does not continue to be employed by the Company upon the expiration of his agreement, the Named Executive Officer is entitled to receive six months' severance at his base salary as in effect at the time of expiration. Each of the Named Executive Officers has agreed not to compete with the Company for a period that expires on May 4, 2003.

COMPENSATION COMMITTEE REPORT

     The Company resulted from the May 1998 acquisition (the "Combination") of seven providers of training and development services and products (the "Founding Companies") in connection with the IPO. Prior to the completion of the IPO and the Combination, the Company did not have a Compensation Committee. Decisions concerning compensation of executive officers were made during this period by the Company's Board of Directors.

     Prior to the completion of the IPO and the Combination, the Company did not compensate its only two executive officers, Messrs. Verrochi and Puopolo. In connection with the closing of the Combination, the Company entered into employment agreements with Messrs. Verrochi and Puopolo and the other persons who currently serve as executive officers. These employment agreements established the salaries of the Chief Executive Officer and the other executive officers at levels negotiated with representatives of the Founding Companies in connection with the Combination. In addition, all executive officers of the Company received stock options in connection with the closing of the IPO.

     Since the IPO, the responsibility for the establishment and administration of the Company's executive compensation policies has been delegated to the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three independent, non-employee directors. In addition to setting salary and bonus compensation levels for the Company's executive officers, the Committee is responsible for granting awards under and administering the Company's 1998 Equity Incentive Plan and 1998 Employee Stock Purchase Plan.

     Over the next year, the Compensation Committee intends to formulate compensation policies with respect to the Company's executive officers. In general, the Compensation Committee believes that the Company should utilize base salary, incentive bonuses and equity incentives as the three basic components of executive compensation. The Compensation Committee also believes that executive compensation should be structured so as to align the interests of executive management with the long-term interests of the Company's stockholders.



                                            Respectfully submitted by,



                                            THE COMPENSATION COMMITTEE
                                              John R. Murphy
                                              David B. Hammond
                                              Esther T. Smith

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, during the period commencing April 29, 1998, the first day that the Common Stock was traded on Nasdaq, and ending June 30, 1998, the cumulative total return on the Company's Common Stock with the returns on the Nasdaq Market Index and the MG Group Index -- Education & Training Services, assuming the investment of $100 on April 29, 1998 (with respect to the indices, at the market close, and with respect to the Company's Common Stock, at the initial public offering price of $13.00) and the reinvestment of any dividends.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                              AMONG PROVANT, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX


                                    [Graph]


                               April 29, 1998     May 29, 1998    June 30, 1998
                               --------------     ------------    -------------
PROVANT, Inc.                      $100.00          $152.92          $141.38
Education & Training Services       100.00            94.94           101.21
Nasdaq Market Index                 100.00            94.85           101.22

                                    ITEM II

      PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     On August 18, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Stock Option Plan for Outside Directors (the "Directors' Plan"). The purpose of the Directors' Plan is to advance the interests of the Company by enhancing the ability of the Company to attract and retain outside directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's Common Stock. A maximum of 100,000 shares may be delivered upon the exercise of options granted under the Directors' Plan.

     The Directors' Plan will replace the Stock Plan for Non-Employee Directors, except for options currently outstanding thereunder. Upon approval of the Directors' Plan by the stockholders of the Company, no additional options will be granted under the Stock Plan for Non-Employee Directors.

     The following is a summary of the material provisions of the Directors' Plan and is qualified in its entirety by reference to the complete text of the Directors' Plan, which is attached to this Proxy Statement as Exhibit A.

     The Directors' Plan will be administered by the Company's Board of Directors, which will have the power to construe and interpret the terms and provisions of the Directors' Plan. The Directors' Plan permits the Board of Directors to delegate some or all of its powers with respect to the Directors' Plan to a committee. Only directors of the Company who are not employees of or full-time consultants to the Company or any subsidiary of the Company (the "Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Hammond and Murphy and Ms. Smith currently qualify as Outside Directors.

     Upon the approval of the Directors' Plan by the stockholders of the Company and if the stockholders reelect the current Outside Directors at the Annual Meeting, Messrs. Hammond and Murphy and Ms. Smith each will be eligible to receive an option to purchase a number of shares of Common Stock that will be determined by the Board of Directors at its meeting held subsequent to the Annual Meeting. On the date of each subsequent annual meeting, each Outside Director continuing in office will be granted an option to purchase a number of shares of Common Stock to be determined by the Board of Directors on such date, and any newly-elected Outside Director will be granted an option covering 7,500 shares of Common Stock. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of Common Stock as reported on Nasdaq on the date the option is granted. On September 25, 1998, the last sale price for a share of the Company's Common Stock as reported on Nasdaq was $14.375.

     All options granted under the Directors' Plan will become fully exercisable six months after the date of grant. Upon an Outside Director's departure from the Board of Directors by reason of death, all options that are not then exercisable will terminate and options that are exercisable on the date of death may be exercised by the Outside Director's executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, only during the subsequent one-year period. If an Outside Director's service with the Company terminates for any other reason, all options held by the Outside Director that are not then exercisable will terminate and options that are exercisable on the date of termination will continue to be exercisable only during the subsequent three-month period. In the event that a transaction occurs that results or will result in the Company's Common Stock not being registered under Section 12 of the Exchange Act, all options held by Outside Directors will terminate. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. Otherwise, the Board of Directors may either accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment. In all other events, options granted under the Directors' Plan will remain exercisable until the tenth anniversary of the date of grant. Generally, no option may be transferred other than by will or the laws of descent and distribution.

     The Board of Directors may at any time terminate the Directors' Plan, but options previously granted will not be affected by any such action. The Board of Directors may at any time or times amend the Directors' Plan for any purpose that may at the time be permitted by law; however, no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

     The options granted under the Directors' Plan will be nonstatutory stock options, which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of an option under the Directors' Plan will not result in taxable income to the director or a tax deduction for the Company. In the case of directors who are subject to taxation under the Code, the exercise of an option will result in taxable ordinary income to the director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted (the option exercise price) and their fair market value on the date the option was exercised.

     The Board of Directors believes that approval of the Directors' Plan will allow the Company to attract and retain highly qualified outside directors and to strengthen the commonality of interest between directors and stockholders. ACCORDINGLY, THE BOARD URGES THE STOCKHOLDERS TO VOTE "FOR" THE APPROVAL OF THE DIRECTORS' PLAN.

                              CERTAIN STOCKHOLDERS

     The following table sets forth information as of September 21, 1998 with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) the Named Executive Officers, (iii) all executive officers and directors of the Company as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock as of such date. This information has been furnished by the persons listed in the table.

                                                              SHARES BENEFICIALLY
                                                                   OWNED(1)
                                                              -------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER     PERCENT
                  ------------------------                    ---------   -------
Directors
Paul M. Verrochi(2)(3)......................................  1,190,203    11.4
John H. Zenger(4)...........................................    196,197     1.9
Dominic J. Puopolo(2)(5)....................................  1,114,524    10.7
Herbert A. Cohen(6).........................................    113,488     1.1
Michael J. Davies(7)........................................    371,632     3.6
Bert Decker.................................................    205,326     2.0
Paul C. Green, Ph.D(8)......................................    393,733     3.9
David B. Hammond(9).........................................     44,643       *
Joe Hanson..................................................     68,362       *
John F. King(10)............................................    292,271     2.9
John R. Murphy(11)..........................................      9,500       *
Esther T. Smith(11).........................................      9,500       *
A. Carl von Sternberg(12)...................................    386,525     3.8
Marc S. Wallace.............................................     97,477       *

Named Executive Officers
Paul M. Verrochi(2)(3)......................................  1,190,203    11.4
John H. Zenger(4)...........................................    196,197     1.9
Dominic J. Puopolo(2)(5)....................................  1,114,524    10.7
Rajiv Bhatt.................................................     99,567       *
All executive officers and directors as a group (16
  persons)(13)..............................................  4,932,769    46.0

---------------
  *   Less than 1%

 (1) Percentages in the table are based upon 10,226,325 shares of Common Stock outstanding as of September 21, 1998.

 (2) Includes 173,194 shares issuable pursuant to a warrant that currently is exercisable, and 43,298 shares issuable upon the exercise of an option that currently is exercisable. Excludes 216,492 shares issuable upon the exercise of the Contingent Warrant described in "Certain Transactions."

 (3) Includes 60,699 shares held by Mr. Verrochi's wife, and 140,980 shares held by a trust of which Mr. Verrochi is trustee. Mr. Verrochi's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110.

 (4) Shares are held jointly with Mr. Zenger's wife. Excludes 98,881 shares held by a trust for the benefit of Mr. Zenger's grandchildren, as to which Mr. Zenger disclaims beneficial ownership.

 (5) Includes 60,699 shares held by Mr. Puopolo's wife, and 140,980 shares held by a trust of which Mr. Puopolo is trustee. Mr. Puopolo's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110

 (6) Includes 56,244 shares held by Mr. Cohen's wife.

 (7) Includes 50,000 shares issuable upon the exercise of an option that currently is exercisable.

 (8) Includes 900 shares held by members of Dr. Green's family.

 (9) Shares are held by a corporation of which the sole stockholders are Mr. Hammond and his wife.

(10) Shares are held jointly with Mr. King's wife.

(11) Includes 7,500 shares issuable upon the exercise of an option that becomes exercisable in full on October 28, 1998.

(12) Includes 30,848 shares held by Mr. von Sternberg's wife and 1,232 shares held by two trusts of which Mr. von Sternberg is trustee.

(13) See notes 2 through 12 above.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     The Combination was accomplished through separate mergers of the seven Founding Companies, all providers of training and development services and products, with subsidiaries of the Company. As a result, all of the assets, liabilities and business operations formerly held by each Founding Company currently exist in a separate subsidiary of the Company.

     The aggregate consideration paid by the Company at the closing of the Combination to the former stockholders and option holders of the Founding Companies was $69.4 million, consisting of $24.5 million in cash and 3,459,341 shares of Common Stock.

     The former stockholders of five of the Founding Companies are eligible to receive up to an aggregate of 969,218 additional shares of Common Stock (the "Additional Consideration"), and the former stockholders of a sixth Founding Company, J. Howard, will be eligible to receive up to an aggregate of $4.3 million of Common Stock (the "J. Howard Contingent Consideration"), if specified levels of earnings before interest and taxes ("EBIT") are reached by their respective companies. Each merger agreement with a Founding Company (other than Star Mountain) contains a targeted pro forma EBIT amount for fiscal 1998 (fiscal 1999, in the case of J. Howard) in excess of a baseline figure which, if achieved by the Founding Company, will result in the payment by the Company to the former stockholders of that Founding Company of the maximum Additional Consideration or J. Howard Contingent Consideration (consisting of a multiple of the excess EBIT amount). To the extent a Founding Company does not achieve the targeted amount, its former stockholders will receive a lesser amount of Additional Consideration or J. Howard Contingent Consideration proportionately related to the excess above the baseline figure. Shares of Common Stock issued as Additional Consideration will be valued at the initial public offering price of $13.00, and shares issued as J. Howard Contingent Consideration will be valued based on the average of the last sale prices of the Common Stock on Nasdaq during the 20 business days immediately following the Company's first public announcement of its financial results for fiscal 1999.

     For the seventh Founding Company, Star Mountain, the former stockholders will be entitled to receive additional shares of Common Stock or cash in accordance with a formula based on the amount by which the EBIT of Star Mountain for fiscal 1999 exceeds a specified EBIT target. In particular, if Star Mountain's EBIT for fiscal 1999 exceeds the specified target, then (i) Star Mountain's former non-voting stockholders will receive cash equal to a multiple of the excess EBIT and (ii) Star Mountain's former voting stockholders will receive, at their election, either cash equal to a multiple of the excess EBIT or a number of shares of Common Stock equal to a multiple of the excess EBIT divided by 80% of the average of the last sale prices of the Common Stock on Nasdaq during the month of July 1999.

     In connection with the Combination, the following individuals who became directors of the Company upon the closing of the IPO and who were principal stockholders and officers of the Founding Companies received the following amounts: Mr. Cohen, $655,520 and 112,488 shares of Common Stock (including cash and shares issued to his wife); Mr. Decker, $759,623 and 205,226 shares of Common Stock; Dr. Green, $4,554,713 and 392,633 shares of Common Stock; Mr. Hanson, $498,753 and 68,362 shares of Common Stock; Mr. King, $1,569,714 and 292,271 shares of Common Stock; Mr. von Sternberg, $2,559,234 and 496,693 shares of Common Stock (including cash and shares issued to his wife); and Mr. Wallace, $754,890 and 97,477 shares of Common Stock.

     Pursuant to the agreements entered into in connection with the Combination, the principal stockholders of the Founding Companies agreed not to compete with the Company for a period that expires on May 4, 2003. In addition, upon the closing of the Combination, the principal stockholders and certain other employees of each of the Founding Companies entered into three-year employment agreements with subsidiaries of the Company. Each such agreement with Messrs. Cohen, Decker, Green, Hanson, King, von Sternberg and Wallace provides for an initial base salary of $175,000 (except for Mr. Decker's agreement which provides for a base salary of $125,000), subject to upward adjustment in the sole discretion of the Company, and in most cases participation in the Company's bonus and benefit plans. Each agreement may be terminated prior to the expiration of the three-year term either in the event of disability or for cause (as defined). If the individual does not continue to be employed by the Company upon the expiration of the agreement, the individual shall be entitled to receive six months' severance at his base salary as in effect at the time of expiration.

     Certain indebtedness of the Founding Companies was personally guaranteed by their respective stockholders. The Company repaid such indebtedness from the net proceeds of the IPO and the guarantees were released. In particular, the Company repaid amounts owed by Novations (which totalled approximately $1.7 million) and Star Mountain (which totalled approximately $3.5 million) which were personally guaranteed by Messrs. Hanson and von Sternberg, respectively.

     The former stockholders of the Founding Companies have agreed that until May 4, 2000 they will not sell any shares of Common Stock received by them in connection with the Combination other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). The stockholders of the Company prior to the closing of the IPO and the Combination agreed to identical restrictions on all shares of Common Stock held by them from time to time. Except with respect to the shares issuable upon the exercise of the warrants described elsewhere herein, the Company has no obligation to provide a registration statement with respect to any of the shares described above. However, in the event the Company decides to register in an underwritten public offering any shares received by any stockholder in the Combination, or any shares of Common Stock issued (or issuable pursuant to options and warrants granted by the Company) prior to the date of the final Prospectus used in connection with the IPO, it must give each of the Company's stockholders (without giving effect to the IPO) and certain other individuals the opportunity to register a pro rata amount thereunder.

OTHER TRANSACTIONS

  Organization of the Company

     In connection with the founding and organization of the Company, Messrs. Verrochi, Zenger, Puopolo, Davies and Philip Gardner purchased the following shares of Common Stock for an aggregate purchase price of approximately $2,900:
Mr. Verrochi, 977,461 shares; Mr. Zenger, 295,078 shares; Mr. Puopolo, 901,782 shares; Mr. Davies, 320,632 shares; and Mr. Gardner, 339,821 shares.

  American Business Partners LLC

     During 1997, members of the management team of and certain consultants to the Company were assembled by American Business Partners LLC ("ABP") to pursue the formation of the Company. Mr. Verrochi, Chairman of the Board and Chief Executive Officer of the Company, and Mr. Puopolo, Executive Vice President, Chief Financial Officer and a director of the Company, are members of ABP. ABP provided the Company with expertise regarding the consolidation process.

     Expenses paid by the Company prior to the closing of and in connection with the Combination and the IPO were financed with funds advanced to the Company by Messrs. Verrochi and Puopolo. Amounts advanced accrued interest at an annual rate equal to the prime rate of interest as from time to time published in The Wall Street Journal. The Company repaid the advanced amounts plus interest (which totalled $1.8 million) to Messrs. Verrochi and Puopolo out of the proceeds of the IPO.

     As partial consideration for their commitment to extend the financing described above, Messrs. Verrochi and Puopolo each received two warrants. The first warrant entitles the holder to purchase 173,194 shares of Common Stock at a per share exercise price equal to the initial public offering price of $13.00. The second warrant, entitling the holder to purchase 216,492 shares of Common Stock, will become exercisable only if the market price of the Common Stock increases to certain threshold levels (except as otherwise described below) (the "Contingent Warrant"). Specifically, 20% of the total number of shares issuable under the Contingent Warrant will become exercisable if and when the market price of the Common Stock increases to $26, $39 and $52 per share, respectively, and the remaining 40% of the total number of shares issuable under the Contingent Warrant will become exercisable if and when the market price of the Common Stock increases to $65 per share. However, under certain circumstances involving the merger or sale of the Company, the Contingent Warrant will become exercisable to purchase all of the warrant shares. The exercise price of the

Contingent Warrant increases on each anniversary of May 4, 1998. Specifically, the exercise price is equal to the initial public offering price of $13.00 for the first 12 months following the closing of the IPO and, for each 12 month period thereafter, is equal to $13.00 plus the product of $1.30 and the number of full 12 month periods elapsed since May 4, 1998. However, once a portion of the Contingent Warrant becomes exercisable, that portion's exercise price is fixed as of that date. All four warrants expire on May 4, 2005. The holders of the warrants have the right to require the Company to register the resale of the shares that may be acquired upon exercise of the warrants under the Securities Act.

     In June 1997, Messrs. Verrochi and Puopolo sold to the Company furniture and equipment for its corporate executive offices for an aggregate purchase price of $150,000. The Company believes that the purchase price approximated the fair market value of the furniture and equipment.

OTHER TRANSACTIONS INVOLVING OFFICERS AND DIRECTORS

     Michael J. Davies, who became a director of the Company upon the consummation of the IPO, also became a full-time consultant to the Company at that time. For the performance of his consulting duties, Mr. Davies currently is paid an annual fee of $125,000. In addition, in consideration for his agreement to become a consultant, Mr. Davies received an option to purchase 50,000 shares of Common Stock, which currently is exercisable for all of the shares issuable thereunder at a per share exercise price equal to the initial public offering price of $13.00.

     The Company used $750,000 of the net proceeds of the IPO to pay a fee due to Legg Mason Wood Walker, Incorporated for information relating to the training and development industry developed by Mr. Davies while he served as a Managing Director at that company.

     As a result of the Combination, a subsidiary of the Company became a party to a six-year lease of administrative offices, effective January 1, 1996, from Paul C. Green, Ph.D., who is a director of the Company. For the year ended June 30, 1998, rent expense paid to Dr. Green pursuant to the lease was approximately $83,200. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained by the Company from non-affiliated third parties.

     As a result of the Combination, a subsidiary of the Company became a party to a five-year lease of office facilities renewable for an additional five years, effective March 1997, from Novations Partners, L.L.C., a Utah limited liability company (the "LLC"), which is controlled by the former stockholders of Novations. Joe Hanson, one of the members of the LLC, is a director of the Company. The annual rent expense to be paid to the LLC was $300,000 for the first year of the lease, and the lease provides for a 3% annual increase thereafter. A subsidiary of the Company also assumed in the Combination the obligation to pay the LLC approximately $75,000 per year through April 1, 2001 for the sublease of certain equipment. The Company believes that the terms of the lease and sublease are no less favorable to the Company than could be obtained from non-affiliated third parties. In addition, Novations loaned the LLC funds during 1997, the balance of which totalled approximately $192,000 as of March 31, 1998. All outstanding amounts owed to Novations pursuant to these arrangements were paid by the LLC at or before the closing of the Combination.

     A. Carl von Sternberg, a director of the Company, was indebted to Star Mountain during 1997 under a promissory note. Borrowings by Mr. von Sternberg under the note totalled approximately $406,000 as of March 31, 1998. Outstanding principal amounts owed under the note accrued interest from time to time at the prime rate of interest as reported in The Wall Street Journal, and all principal amounts owed under the note, together with accrued interest have been repaid by Mr. von Sternberg.

     In December 1997, Marc S. Wallace, a director of the Company, incurred indebtedness to J. Howard pursuant to two promissory notes in the aggregate principal amount of $75,000. Outstanding principal amounts owed under the notes accrued interest from time to time at an annual rate of 7.0%, and all principal amounts owed under the notes, together with accrued interest have been repaid by Mr. Wallace.

COMPANY POLICY

     The Company's policy is that any future transactions with directors, officers, employees or affiliates of the Company be approved in advance by a majority of the Company's Board of Directors, including a majority of the disinterested members of the Board, and be on terms no less favorable to the Company than the Company could obtain from non-affiliated parties.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by June 4, 1999 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The By-laws of the Company specify when a stockholder must submit nominations for director or proposals for consideration at a stockholders' meeting in order for those nominations or proposals to be considered at the meeting. In order for the nominations or proposals to be considered at the meeting, the stockholder making them must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110, not less than 60 days nor more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A stockholder's notice to the Secretary concerning nominations for director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such nominee's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving notice (i) the stockholder's name and address, as they appear on the Company's books and (ii) the class and number of shares of the Company's stock that are beneficially owned by such stockholder.

     A stockholder's notice to the Secretary with respect to other proposals shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) the stockholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 OTHER MATTERS

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as described in the Notice of Annual Meeting. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.


                                            By Order of the Board of Directors


                                            DONALD W. GLAZER
                                            Secretary

September 28, 1998

                                                                       EXHIBIT A

                                 PROVANT, INC.

                  1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

1.  PURPOSE

     The purpose of this 1998 Stock Option Plan for Outside Directors (the "Plan") is to advance the interests of PROVANT, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's common stock (the "Stock").

     This Plan shall replace the Stock Plan for Non-Employee Directors, except for options currently outstanding thereunder. Upon the approval of the Plan by the stockholders of the Company, no additional options shall be granted under the Stock Plan for Non-Employee Directors.

2.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant options to such directors as are eligible to receive options; (b) to determine the number of shares of Stock subject to each option; (c) to determine the terms and conditions of each option; (d) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time;
(e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee, if one is appointed, shall constitute a quorum. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company. No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the stockholders, but options previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares. Subject to adjustment as provided in section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be One Hundred Thousand (100,000). If any option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) Shares to be Delivered. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board may also adjust the number of shares subject to outstanding options and the exercise price and the terms of outstanding options to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

5.  ELIGIBILITY FOR OPTIONS

     Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors who are not employees of or full-time consultants to the Company or any subsidiary of the Company.

6.  TERMS AND CONDITIONS OF OPTIONS

     (a) Number of Options. On the date of the initial election to the Board of an Eligible Director (whether at an annual or special meeting of stockholders or by the Board), he or she shall be awarded an option covering 7,500 shares of Stock. Subsequently, on the date of each annual meeting of stockholders at which an Eligible Director is re-elected, he or she shall be awarded an additional option covering a number of shares of Stock to be determined by the Board on such date.

     (b) Exercise Price. The exercise price of each option shall be 100% of the Fair Market Value per share of the Stock on the date the option is granted. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph: (A) the "Fair Market Value" of a share of Stock on any date shall be the Closing Price on such day or, if there was no Closing Price on such day, the most recent day prior thereto on which there was a Closing Price; and (B) the "Closing Price" shall be the last sale price as reported on the principal market or automated quotation system on which the Stock is traded or, if no last sale is reported, then the average of the highest bid and lowest asked prices at the close of business on that day.

     (c) Duration of Options. The latest date on which an option may be exercised shall be the date which is ten years from the date the option was granted.

     (d) Exercise of Options.

          (1) Except as otherwise provided in this Section 6, each option shall become exercisable with respect to all of the shares of Stock issuable thereunder on the date that is six months following the date of grant.

          (2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Board and (ii) payment in full for the number of shares for which the option is exercised.

          (3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) Payment for and Delivery of Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the original terms of the option or by the Board after grant of the option, (A) through the delivery of shares of Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (B) by having the Company hold back from the shares transferred upon exercise Stock having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (C) by delivery of a promissory note of the option holder to the Company, such note to be payable on such terms as are specified and approved in advance by the Board, (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (E) by any combination of the permissible forms of payment.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange or automated quotation system, until the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (f) Nontransferability of Options. Except to the extent the Board otherwise approves, no option may be transferred other than by will or by the laws of descent and distribution, and during an Eligible Director's lifetime an option may be exercised only by him or her.

     (g) Death. Except as otherwise provided in the agreements evidencing options granted to Eligible Directors hereunder, upon the death of any Eligible Director, all such options not then exercisable shall terminate and all such options that were exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option). After completion of such one-year period, such options shall terminate to the extent not previously exercised.

     (h) Other Termination of Status of Director. Except as otherwise provided in the agreements evidencing options granted to Eligible Directors hereunder, if an Eligible Director's service with the Company terminates for any reason other than death, all such options that were not then exercisable shall terminate and all such options that were exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c)). After completion of such three-month period, such options shall terminate to the extent not previously exercised.

     (i) Mergers, etc. Notwithstanding any other provision of the Plan, in the event that a transaction occurs that results or will result in the Stock not being registered under Section 12 of the Exchange Act, all options shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. In all other transactions, the Board may either arrange for replacement options, accelerate the exercisability of all outstanding options (subject to completion of the transaction) or terminate all options in exchange for a cash payment.

7.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND WAIVER

     Neither adoption of the Plan nor the grant of options to an Eligible Director shall affect the Company's right to grant to such director options that are not subject to the Plan, to issue to such director Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Eligible Directors.

     The Board may at any time discontinue granting options under the Plan or terminate the Plan as to any further grants of options. The Board also may at any time or times amend the Plan or any outstanding option for the purpose of satisfying changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law and the rules and regulations of any securities exchange or automated quotation system on which the Stock is listed for trading; provided, however, that no such amendment shall adversely affect the rights of any Eligible Director (without his or her consent) under any option previously granted.

Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 4(c) and Section 6(i). The Board also shall have the authority, both generally and in particular instances, to waive compliance by an Eligible Director with any obligation to be performed by such director under an option granted hereunder, or to waive any condition or provision of any such option.

                                                                     1756-PS-98
                                                                     ----------

                                  DETACH HERE

                                     PROXY

                                 PROVANT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 3, 1998


The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Dominic J. Puopolo and Rajiv Bhatt, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of PROVANT, Inc. to be held November 3, 1998, and all adjournments thereof (the "Annual Meeting"), and there to vote all shares of Common Stock of PROVANT, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE 1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

                                                                                                         FOR     AGAINST   ABSTAIN
 1. For the election of all nominees listed below (except as     2. For the approval of the 1998 Stock   [ ]       [ ]       [ ]
    otherwise indicated).                                           Option Plan for Outside Directors.

    NOMINEES: Paul M. Verrochi, John H. Zenger, Dominic J.
    Puopolo, Herbert A. Cohen, Michael J. Davies, Bert Decker,
    Paul C. Green, Ph.D., David B. Hammond, Joe Hanson, John
    F. King, John R. Murphy, Esther T. Smith, A. Carl von
    Sternberg, Marc S. Wallace

          FOR                   WITHHELD                         The undersigned hereby conter(s) upon the Proxies, and each of
          ALL   [ ]         [ ] FROM ALL                         them, discretionary authority (i) to consider and act upon such
       NOMINEES                 NOMINEES                         business, matters or proposals other than the business set forth herein as may properly come before the Annual Meeting to the
    [ ] ______________________________________                   election of directors in the event that any of the nominees is
        For all nominees except as noted above                   unable or unwilling to serve.

                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]


                                                                 PLEASE ACT PROMPTLY
                                                                 SIGN, DATE & MAIL YOUR PROXY CARD TODAY


                                                                 In signing, please write names(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Signature:_________________________________ Date:________________ Signature:_________________________________ Date:________________